                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 1998

                          REGIONS FINANCIAL CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                        0-6159                  63-0589368
----------------                 -------------         ------------------
(State or other                  (Commission              (IRS Employer
jurisdiction of                  File Number)           Identification No.)
incorporation)

                417 North 20th Street, Birmingham, Alabama 35203
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (205) 326-7100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.      OTHER EVENTS.

     On February 8, 1998, Regions Financial Corporation ("Regions") and First Commercial Corporation ("FCC") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which FCC will be acquired by Regions. The Boards of Directors of Regions and FCC approved the Agreement and the transactions contemplated thereby at separate meetings held on February 8, 1998.

     In accordance with the terms of the Agreement, Regions will acquire FCC pursuant to the merger (the "Merger") of FCC with and into Regions, with Regions as the surviving entity resulting from the Merger.

     Upon consummation of the Merger, each share of the $3.00 par value common stock of FCC ("FCC Common Stock")(including any associated preferred stock purchase rights issued pursuant to FCC's Rights Agreement, but excluding shares held by FCC, Regions, or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the effective time of the Merger (as defined in the Agreement, the "Effective Time") shall be converted into and exchanged for 1.7 shares (subject to possible adjustment as described below, the "Exchange Ratio") of the $.625 par value common stock of Regions ("Regions Common Stock").

     In addition, at the Effective Time, all rights with respect to FCC Common Stock, pursuant to stock options, stock appreciation rights, or stock awards granted by FCC under the existing stock plans of FCC, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock on a basis that reflects the Exchange Ratio.

     The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

     Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval by the stockholders of FCC of appropriate matters relating to the Agreement and the Merger required to be approved under applicable law; (ii) receipt of the approval by the stockholders of Regions of appropriate matters relating to the Agreement and the Merger, including the issuance of shares of Regions Common Stock pursuant to the Merger, as required to be approved under applicable law; (iii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System, certain state regulatory authorities, and certain other regulatory authorities; (iv) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (v) receipt of a letter from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (vi) satisfaction of certain other conditions.

     Under the Agreement, FCC has the right to terminate the Agreement if the Average Closing Price (as defined below) of Regions Common Stock (i) is less than 0.80 times the Starting Price (as defined below) and (ii) reflects a decline, on the Determination Date (as defined below) of more than 15% below a weighted index of the stock prices of a group of 17 bank holding companies designated in the Agreement. In the event that FCC gives notice of its intention to terminate the Agreement based on such provision, Regions has the right, within five (5) days of Regions' receipt of such notice, to elect to adjust the Exchange Ratio in accordance with the terms of the Agreement, and, thereby remove FCC's right to terminate.

     For purposes of the Agreement, the Average Closing Price means the average of the daily last sales prices of Regions Common Stock as reported on the

Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) for the ten consecutive full trading days in which such share are traded on the Nasdaq NMS ending at the close of trading on the Determination Date. The Determination Date means the later of (i) the date on which is received the consent of the Board of Governors of the Federal Reserve System to the Merger and (ii) the date of approval by the stockholders of FCC and Regions of the Merger and related matters as described above.

     For purposes of the Agreement, the Starting Price means the last sales price of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) on February 6, 1998, the last full trading day preceding the announcement by press release of the Merger.

     In connection with executing the Agreement, Regions and FCC entered into a stock option agreement (the "Stock Option Agreement") pursuant to which FCC granted to Regions an option to purchase up to 7,480,450 shares of FCC Common Stock (representing 19.9% of the outstanding shares of FCC Common Stock without giving effect to the exercise of the option), at a purchase price of $59.00 per share, upon certain terms and in accordance with certain conditions. Under the terms of the Stock Option Agreement, the Total Profit (as defined in the Stock Option Agreement) and the Notional Total Profit (as defined in the Stock Option Agreement) that a holder may realize, including Regions, as a result of exercising the Stock Option Agreement may not exceed $130 million.

     The Agreement and the Merger will be submitted for approval at separate meetings of the stockholders of FCC and Regions. Prior to such stockholders meetings, Regions will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of Regions Common Stock to be issued in exchange for the outstanding shares of FCC Common Stock. Such shares of stock of Regions will be offered to the FCC stockholders pursuant to a prospectus that will also serve as a joint proxy statement for the separate meetings of the stockholders of FCC and Regions, respectively.

     A copy of a joint news release (the "News Release") relating to the Merger is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

     On February 9, 1998, Regions intends to hold a meeting (the "Meeting") with analysts and others with respect to the Merger. At the meeting, certain financial and other information relating to the Merger is to be presented (the "Presentation Materials"). The News Release and certain of the Presentation Materials contain, among other things, certain forward-looking statements regarding each of Regions, FCC, and the combined company following the Merger, including statements relating to cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the Merger, and certain restructuring charges expected to be incurred in connection with the Merger. Such forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Regions' actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) expected cost savings from the Merger and Regions' other pending acquisitions may not be fully realized or realized within the expected time frame; (ii) revenues following the Merger and the other pending acquisitions may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Merger and the other pending acquisitions may be greater than expected; (iii) competitive pressures among depository and other financial institutions may increase significantly;
(iv) costs or difficulties related to the integration of the business of Regions, FCC, and the other pending acquisitions may be greater than expected;
(v) changes in the interest rate environment may reduce margins; (vi) general economic or business conditions, either nationally or in the states or regions in which Regions does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (vii) legislative or regulatory changes may adversely affect the businesses in which Regions is engaged; and (viii) changes may occur in the securities markets. Additional information with respect to factors that may cause results to differ materially from those contemplated by such forward-looking statements is included in Regions' current and subsequent filings with the Securities and Exchange Commission.

     A copy of the visual portion of the Presentation Materials is being filed as Exhibit 99.2 to this report, substantially in the form intended to be presented at the Meeting, and such materials are incorporated herein by reference.

                                   SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            REGIONS FINANCIAL CORPORATION
                                  (Registrant)

                            By: /s/ Robert P. Houston
                               ---------------------------------------------
                                    Robert P. Houston
                                    Executive Vice President and Comptroller

Date:  February 9, 1998

                               INDEX TO EXHIBITS

                                                                   Sequential
   Exhibit                                                         Page No.
   -------                                                         ----------
    99.1       Text of News Release, dated February 9, 1998,
               issued by Regions Financial Corporation and First
               Commercial Corporation  . . . . . . . . . . . . . . .

    99.2       The Presentation Materials. . . . . . . . . . . . . .